UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018 (March 15, 2018)

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-202071	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Xinghuo Rd

Changning Building, Suite 11D2E

Fengtai District

Beijing, P.R. China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86)10-58401996

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2018, Datasea Inc., a Nevada corporation (the “Company”), entered into a banking service direct sales cooperation agreement (the “Agreement”) with China Minsheng Banking Corp., Ltd, Tianjin Branch (the “Minsheng Bank”).

Pursuant to the Agreement, the Company will establish a portal on its “Xin Platform” through which the platform users may purchase financial products offered by the Minsheng Bank. In consideration, Minsheng Bank will pay to the Company service fees calculated based on the amount of the financial products the platform users purchase and hold. For each specific product, the service fee will be calculated according to the formula below.

T-days service fee = annual rate (0.12%) × the amount of the financial products the platform users maintain as of day (T-1) × net value of the financial product ÷ 365

The Agreement has a term of two years and will be automatically extended one more year if neither party terminates the Agreement within the last month of the two-year term.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018	DATASEA INC.

By: /s/ Zhixin Liu
Name: Zhixin Liu
Title: Chief Executive Officer and Interim Chief Financial Officer